Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 and related Proxy Statement and Prospectus of Inflection Point Acquisition Corp. II of our report dated November 7, 2024, relating to the consolidated financial statements of USA Rare Earth, LLC, appearing in the Proxy Statement and Prospectus, which are part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Proxy Statement and Prospectus.

/s/ HORNE LLP

Ridgeland, Mississippi

January 3, 2025